UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13, 15(d), or 37 of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 6, 2012

TENNESSEE VALLEY AUTHORITY
(Exact name of registrant as specified in its charter)

A corporate agency of the United States created by an act of Congress (State or other jurisdiction of incorporation or organization)	000-52313 (Commission file number)	62-0474417 (IRS Employer Identification No.)

400 W. Summit Hill Drive Knoxville, Tennessee (Address of principal executive offices)		37902 (Zip Code)

(865) 632-2101
(Registrant's telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The Tennessee Valley Authority (“TVA”) entered into an agreement on August 6, 2012, to issue $1.0 billion of TVA's 1.875% Global Power Bonds 2012 Series A Due August 15, 2022 (the “Bonds”). The settlement date for the transaction is August 9, 2012. The Bonds bear a coupon rate of 1.875% and pay interest semi-annually on each February 15 and August 15, beginning February 15, 2013. The Bonds mature on August 15, 2022, and are not subject to redemption prior to maturity. After reflecting the transaction's discount and after deducting the fees of the managers, net proceeds to TVA are $987,970,000, exclusive of out-of-pocket expenses incurred in connection with offering the Bonds.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tennessee Valley Authority
(Registrant)

Date: August 9, 2012	/s/ John M. Thomas, III
John M. Thomas, III
Executive Vice President and
Chief Financial Officer

2